EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

STAAR Surgical Company

Monrovia, California

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 12, 2014, relating to the consolidated financial statements, the effectiveness of STAAR Surgical Company’s internal control over financial reporting, and schedule of STAAR Surgical Company appearing in the Company’s Annual Report on Form 10-K for the year ended January 3, 2014.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP
Los Angeles, California

Date: May 9, 2014